Exhibit 99.1
For Immediate Release
Local.com Reports Second Quarter 2010 Financial Results
Record Revenue of $23.0 Million, Record Adjusted Net Income of $3.5 Million, Cash Balance
Increases to Over $15.0 Million
IRVINE, CA, July 26, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported its financial results for the second quarter of 2010.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q2 2010	Q1 2010	Q2 2009
Owned & Operated	$12,072	$10,716	$9,116
Network	6,980	5,189	2,293
SAS	3,952	2,726	2,317

Revenue	$23,004	$18,631	$13,726

Adjusted Net Income*	$3,451	$2,575	$943

Plus interest and other income (expense), net	(61)	(56)	1
Less provision for income taxes	(122)	(13)	—
Less non-cash depreciation, amortization and stock compensation	(2,373)	(2,100)	(1,415)
Less revaluation of warrants	335	(272)	(723)
Less non-recurring items	—	—	138

GAAP net income (loss)	$1,230	$134	$(1,056)

Diluted Adjusted Net Income per share *	$0.20	$0.16	$0.06
Diluted GAAP net income (loss) per share	$0.07	$0.01	$(0.07)

Diluted weighted average shares used for Adjusted Net Income per share	17,342	15,918	14,666
Diluted weighted average shares used for GAAP net income (loss) per share	17,342	15,918	14,332

Cash	$15,049	$10,934	$6,726

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.
“Local.com delivered another great quarter of record revenue and Adjusted Net Income. We achieved these results while making significant product and R&D investments, which will continue through the second half and into 2011,” said Heath Clarke, Local.com chairman and CEO. “We’re focused on delivering better consumer products, broadening our range of advertising products and services, and expanding our reach within the local search segment.”

Second Quarter Results Highlights:
•	Revenue — Second quarter 2010 revenue of $23.0 million represents a sequential increase of 23% over the first quarter 2010 revenue of $18.6 million.

•	Adjusted Net Income — Second quarter 2010 Adjusted Net Income of nearly $3.5 million or $0.20 per diluted share represents a sequential increase of 34% over first quarter 2010 Adjusted Net Income of $2.6 million or $0.16 per diluted share.
Adjusted Net Income is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and a reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
•	GAAP Net Income — Second quarter 2010 GAAP net income was $1.2 million or $0.07 per diluted share, compared to the first quarter GAAP 2010 net income of $134,000 or $0.01 per diluted share.

•	Cash — On June 30, 2010, the company’s cash balance was $15.0 million. During the second quarter of 2010 the company increased cash by approximately $4.1 million after using $2.7 million in cash during the quarter to finance two customer subscriber base acquisitions.

•	Debt — On June 30, 2010 the company had borrowings of $3.0 million outstanding under its $30 million revolving line of credit.
“During the second quarter, we achieved 15% Adjusted Net Income margins and doubled our working capital. Although making significant investments, we expect the level of investment to plateau at the end of the third quarter,” said Brenda Agius, chief financial officer. “Our expanded line of credit allows us to fund our strategic and growth initiatives during the second half of the year and into 2011.”
Second Quarter Operating and Recent Highlights:
•	Acquired approximately 30,000 Subscription Customers — In two transactions in April and May 2010, the company acquired approximately 30,000 subscribers for approximately $2.7 million in cash.

•	Secured $30 Million Credit Facility — In June 2010, the company secured a $30 million revolving credit facility from Silicon Valley Bank, which the company intends to use primarily for expansion via potential acquisitions, and to fund expected strategic growth initiatives.

•	Added to Russell 3000® Index — In June 2010, the company announced that it was added to the Russell 3000® Index according to a list posted June 28, 2010 on Russell’s website: www.russell.com.

•	OCTANE360 Acquisition — In July 2010, the company acquired the assets of OCTANE360 for $5 million in cash and stock with a potential earnout of up to an additional $5.9 million. OCTANE360 (www.octane360.com), founded in 2008 and based in Los Angeles, provides domain-based local advertising solutions to small businesses, domain portfolio owners, agencies and channel partners. OCTANE360 is now a wholly-owned division of Local.com.

•	Appointments to Management Team — In April 2010, Raj Mohan joined the company as senior vice president, general manager of the Owned & Operated business unit. In June 2010, Eileen Licitra joined the company as vice president, product management. In July 2010, Adam Rioux joined the company as vice president, OCTANE360.
Owned & Operated:

•	Revenue — In Q2 2010 the total revenue related to the O&O business unit was $12.1 million, up 13% from Q1 2010 O&O revenue of $10.7 million.

•	Traffic — In Q2 2010 O&O traffic was 61 million monthly unique visitors (MUVs), up 29% from 47 million MUVs for Q1 2010.

•	Organic Traffic — O&O organic traffic was 4.7 million MUVs in Q2 2010, up 2% from Q1 2010 MUVs of 4.6 million. Organic traffic is defined as all non-SEM sourced traffic on owned and operated websites.

•	Monetization of Traffic — Revenue per thousand visitors (RKV) for Q2 2010 was $230, down 12% from Q1 2010 RKV of $260.
Network:
•	Revenue — In Q2 2010 the total revenue related to the Network business unit was $7.0 million, up 35% from Q1 2010 Network revenue of $5.2 million.

•	Network Sites — The company ended Q2 2010 with over 850 Network sites from over 160 partners.
Sales & Advertiser Services:
•	Revenue — In Q2 2010 the total revenue related to the SAS business unit was $4.0 million, up 45% from Q1 2010 SAS revenue of $2.7 million.

•	Record Small Business Subscribers — The company ended the second quarter of 2010 with over 70,000 small business subscribers.
Third Quarter 2010 Financial Guidance:
Revenue — The company expects third quarter 2010 revenue of $23.0 million to $23.5 million.
Adjusted Net Income — Adjusted Net Income for Q3 2010 is expected to be between $3.5 million to $3.6 million or between $0.20 to $0.21 per diluted share.
The Adjusted Net Income per share assumes a diluted weighted average share count of 17.5 million, taking into account the dilutive effect of stock options and warrants.
Projected Q3 2010 Adjusted Net Income Factors:
•	Interest Expense of $50,000

•	State Tax Provision Expense between $70,000 and $90,000

•	Depreciation Expense of $490,000

•	Amortization Expense of $1.5 million

•	Stock Compensation Expense of $590,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income. We therefore cannot provide GAAP guidance, but do report GAAP results.
Fiscal 2010 Financial Guidance:

For fiscal 2010, the company reiterates prior revenue guidance of between $87 million and $90 million, which at the mid-point represents 57% growth over 2009.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Brenda Agius will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-730-5768 or 1-857-350-1592, passcode # 36827398. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at: www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 81218436. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com ®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 800 partner sites. Local.com owns or manages over 40,000 geo-category domain sites, and over 70,000 small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,049	$10,080
Restricted cash	35	35
Accounts receivable, net of allowances of $263 and $205, respectively	15,776	8,792
Prepaid expenses and other current assets	571	439

Total current assets	31,431	19,346

Property and equipment, net	3,480	2,270
Goodwill	13,231	13,231
Intangible assets, net	7,609	6,406
Deposits	46	—

Total assets	$55,797	$41,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,455	$8,891
Accrued compensation	1,921	1,112
Deferred rent	—	69
Warrant liability	3,664	3,727
Other accrued liabilities	753	876
Revolving line of credit	3,000	3,000
Deferred revenue	663	633

Total liabilities, all current	21,456	18,308

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 16,562 and 14,523 issued and outstanding, respectively	—	—
Additional paid-in capital	92,000	81,968
Accumulated deficit	(57,659)	(59,023)

Stockholders’ equity	34,341	22,945

Total liabilities and stockholders’ equity	$55,797	$41,253

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue	$23,004	$13,726	$41,635	$24,790

Costs and expenses:
Cost of revenues	13,176	7,734	23,978	15,258
Sales and marketing	3,945	2,996	7,043	6,076
General and administrative	2,209	1,871	4,123	3,978
Research and development	1,142	735	2,254	1,591
Amortization of intangibles	1,454	724	2,684	1,079

Total operating expenses	21,926	14,060	40,082	27,982

Operating income (loss)	1,078	(334)	1,553	(3,192)

Interest and other income (expense), net	(61)	1	(117)	4
Revaluation of warrants	335	(723)	63	(1,233)

Income (loss) before income taxes	1,352	(1,056)	1,499	(4,421)

Provision for income taxes	122	—	135	1

Net income (loss)	$1,230	$(1,056)	$1,364	$(4,422)

Per share data:

Basic net income (loss) per share	$0.08	$(0.07)	$0.09	$(0.31)

Diluted net income (loss) per share	$0.07	$(0.07)	$0.08	$(0.31)

Basic weighted average shares outstanding	15,989	14,332	15,301	14,382
Diluted weighted average shares outstanding	17,342	14,332	16,498	14,382
Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cost of revenues	$65	$4	$85	$8
Sales and marketing	161	181	318	360
General and administrative	285	296	585	532
Research and development	149	68	296	135

Total stock-based compensation expense	$660	549	$1,284	1035

Basic and diluted net stock-based compensation expense per share	$0.04	$0.04	$0.08	$0.07

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$1,364	$(4,422)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	3,189	1,391
Provision for doubtful accounts	85	175
Stock-based compensation expense	1,284	1,035
Revaluation of warrants	(63)	1,233
Changes in operating assets and liabilities:
Accounts receivable	(7,069)	(2,462)
Prepaid expenses and other	(132)	136
Other non-current assets	(46)	—
Accounts payable and accrued liabilities	3,181	2,559
Deferred revenue	30	153

Net cash provided by (used in) operating activities	1,823	(202)

Cash flows from investing activities:
Capital expenditures	(1,715)	(616)
Increase in restricted cash	—	(50)
Purchases of intangible assets	(3,887)	(4,252)

Net cash used in investing activities	(5,602)	(4,918)

Cash flows from financing activities:
Proceeds from exercise of warrants	6,974	—
Proceeds from exercise of options	1,784	40
Payment of revolving credit facility	(3,000)	—
Proceeds from revolving credit facility	3,000	—
Repurchases of common stock	—	(336)
Payment of financing related costs	(10)	—

Net cash provided by (used in) financing activities	8,748	(296)

Net increase (decrease) in cash and cash equivalents	4,969	(5,416)
Cash and cash equivalents, beginning of period	10,080	12,142

Cash and cash equivalents, end of period	$15,049	$6,726

Supplemental Cash Flow Information:
Interest paid	$381	$2

Income taxes paid	$206	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share amounts)
(Unaudited)

			Three Months
			Ended
	Three Months Ended June 30,		March 31,
	2010	2009	2010
Net income (loss)	$1,230	$(1,056)	$134

Less interest and other income (expense), net	61	(1)	56
Plus provision for income taxes	122	—	13
Plus amortization of intangibles	1,454	724	1,230
Plus depreciation	259	142	246
Plus stock-based compensation	660	549	624
Plus revaluation of warrants	(335)	723	272
Plus non-recurring charges:
Gain on contract settlement	—	(138)	—

Adjusted Net Income	$3,451	$943	$2,575

Diluted Adjusted Net Income per share	$0.20	$0.06	$0.16

Diluted weighted average shares outstanding	17,342	14,666	15,918